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                       Consent of Independent Accountants

We hereby consent to the use in this Registration Statement on Form S-3 of our reports dated May 7, 1999 relating to the consolidated financial statements and financial statement schedule of National Discount Brokers Group, Inc., as of and for the nine months ended February 28, 1999 which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York

June 18, 1999